UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2019

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-55331	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously disclosed in the Definitive Proxy Statement filed by Inspyr Therapeutics, Inc. (the “Company”) on January 22, 2019, on January 7, 2019, pursuant to a written consent, the Company’s shareholders approved a proposal authorizing the board of directors of the Company (“Board”) to effect a reverse stock split of the Company’s common stock, par value $0.0001 (the “Common Stock”).

On September 17, 2019, the Board approved a one-for-twenty five (1-for-25) reverse stock split of the Common Stock (“Reverse Stock Split”). In furtherance of the Reverse Stock Split, the Company has filed an amended and restated certificate of incorporation (“Certificate of Incorporation”) with the Secretary of State of Delaware to effect the Reverse Stock Split effective as of 5:00 p.m. Eastern Time on September 30, 2019 (“Effective Time”). Accordingly, at the Effective Time, each of the Company’s Common Stock shareholders will receive one (1) new share of Common Stock for every twenty five (25) shares such shareholder held immediately prior to the Effective Time. The Reverse Stock Split will also affect the Company’s outstanding stock options, warrants and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the Reverse Stock Split ratio. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would have otherwise resulted from the Reverse Stock Split will be rounded up to the next whole number of shares.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock will be adjusted from 150,000,000 shares to approximately 6,000,000 shares. The number of authorized shares of Common Stock and preferred stock under the Certificate of Incorporation remains the same.

Pursuant to the terms of their Certificates of Designation, each Series of the Company’s preferred stock will have the conversion price at which shares of such applicable preferred stock may be converted into shares of Common Stock proportionately adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on post Reverse Stock Split basis on Pink Sheets of the OTC Markets Group when the market opens on October 1, 2019. The Company’s trading symbol will remain “NSPX.”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 45782A 304.

The information set forth herein is qualified in its entirety by the terms contained in the Certificate of Incorporation, a copy of which is attached to this report as Exhibit 3.01(i).

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
3.01(i)	Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2019

Inspyr Therapeutics, Inc.

By:	/s/ Michael Cain
Michael Cain Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01(i)	Amended and Restated Certificate of Incorporation

3